Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report in this Post-Effective Amendment No. 3 on Form S-3 to the Registration Statement on Form SB-2 pertaining to 58,004,696 shares of Capital Gold Corporation common stock of our report dated October 12, 2007 on the consolidated financial statements of Capital Gold Corporation and Subsidiaries for the year ended July 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
November 28, 2007